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Exhibit 99.2

VIASYS Healthcare Inc.

Revenues by Business Segment and Geography

(In thousands)

(Unaudited)

	Fiscal Year 2001					Fiscal Year 2002
	Q1 01	Q2 01	Q3 01	Q4 01	Total	Q1 02	Q2 02
Total Respiratory Tech
Domestic	$9,324	$9,721	$9,439	$10,085	$38,569	$10,778	$10,682
International	12,236	11,263	11,968	14,831	50,298	13,040	13,184

Total	21,560	20,984	21,407	24,916	88,867	23,818	23,866
backlog	18,393	20,516	20,823	23,346		20,592	20,733
Total Critical Care
Domestic	11,161	12,344	10,447	14,328	48,280	13,802	10,491
International	11,127	10,913	11,679	9,575	43,294	9,348	9,685

Total	22,288	23,257	22,126	23,903	91,574	23,150	20,176
backlog	11,499	8,600	8,507	4,848		8,546	8,175
Total Respiratory Care
Domestic	20,485	$22,065	$19,886	$24,413	$86,849	$24,580	$21,173
International	23,363	22,176	23,647	24,406	93,592	22,388	22,869

Total	43,848	44,241	43,533	48,819	180,441	46,968	44,042
backlog	29,892	29,116	29,330	28,194		29,138	28,908
Total Neurocare
Domestic	12,942	15,866	15,251	13,699	57,758	14,686	16,980
International	8,485	6,501	7,196	10,137	32,319	8,347	7,187

Total	21,427	22,367	22,447	23,836	90,077	23,033	24,167
backlog	16,462	14,290	14,646	15,913		13,933	13,423
Total Med/Surg
Domestic	18,904	17,783	19,158	17,288	73,133	18,780	18,273
International	4,279	4,441	2,798	3,264	14,782	3,091	2,933

Total	23,183	22,224	21,956	20,552	87,915	21,871	21,206
backlog	17,174	15,686	15,004	15,466		12,801	12,339
Total VIASYS Consolidated
Domestic	52,331	55,714	54,295	55,400	217,740	58,046	56,426
International	36,127	33,118	33,641	37,807	140,693	33,826	32,989

Total	$88,458	$88,832	$87,936	$93,207	$358,433	$91,872	$89,415
backlog	63,528	59,092	58,980	59,573		55,872	54,670

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  Exhibit 99.2
VIASYS Healthcare Inc. Revenues by Business Segment and Geography (In thousands) (Unaudited)